February 4, 2014

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Effective February 4, 2014, Sarna & Company, Certified Public Accountants resigns as the independent registered public accounting firm of Skinvisible, Inc.

We have read the statements of Skinvisible, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated February 4, 2014 and agree with such statements as they pertain to our firm.

 /s/ Sarna & Company

Sarna & Company

Certified Public Accountants